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                                                                    EXHIBIT 5.01

                                   May 21, 1996

CardioGenesis Corporation
540 Oakmead Parkway
Sunnyvale, California  94086

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 22, 1996 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,304,927 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of (a) stock options granted by you under your 1993 Equity Incentive Plan, as amended (the "1993 Plan"), (b) stock options granted or to be granted by you under your 1996 Equity Incentive Plan (the "1996 Plan"), (c) stock options granted or to be granted by you under your 1996 Directors Stock Option Plan (the "Directors Plan") or (d) purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan").

         In rendering this opinion, we have examined the following:

         (1) your registration statement on Form SB-2 (File Number 333-3752-LA) filed with and declared effective by the Securities and Exchange Commission on May 21, 1996, together with the Exhibits filed as a part thereof;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof, including, without limitation, the 1993 Plan, the 1996 Plan, the Directors Plan, the Purchase Plan and related documents;

         (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, CardioGenesis Corporation, a California corporation ("CardioGenesis California"), that are in our possession; and

         (4) the stock record books you have provided to us, including records of the capital stock, stock options and warrants you have issued, as well as such stock records provided by you respecting CardioGenesis California.
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CardioGenesis Corporation
May 21, 1996

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         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         Based upon the foregoing, it is our opinion that the 2,304,927 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted under the 1993 Plan, (b) stock options granted or to be granted under the 1996 Plan, (c) stock options granted or to be granted under the Directors Plan and (d) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock options or purchase rights granted thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP

                                       By:  /s/ Bruce Jenett
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                                            Partner